Exhibit (a)(1)(iv)(a)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Class A Units and Class I Units

of

CPG CARLYLE FUND, LLC
(formerly, CPG Carlyle Private Equity Fund, LLC)

Tendered Pursuant to the Offer to Purchase
Dated September 25, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY UMB FUND SERVICES, INC.
EITHER BY MAIL OR BY FAX BY, THE END
OF THE DAY ON FRIDAY, OCTOBER 23, 2015,
AT 12:00 MIDNIGHT, NEW YORK TIME,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

CPG Carlyle Fund, LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, Wisconsin 53212

Attn:  Tender Offer Administrator
Fax:           (816) 860-3140

For additional information:
Phone:  (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to UMB Fund Services, Inc. and not to your broker or dealer or financial advisor.

CPG CARLYLE FUND, LLC

You are responsible for confirming that this Notice is received by UMB Fund Services, Inc.
To assure good delivery, please send this page to UMB Fund Services, Inc.
and not to your broker or dealer or financial advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date

Print Name of Co-Signatory and Title: